SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 25, 2002
 (To Prospectus dated January 16, 2002)



                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2002-HYB2
                                    Issuer

                                  ----------


The Class B-2
Certificates represent
obligations of the trust             The Class B-2 Certificates
only and do not
represent an interest in             o  This supplement relates to the offering of the Class B-2 Certificates
or obligation of                        of the series referenced above. This supplement does not contain
CWMBS, Inc.                             complete information about the offering of the Class B-2
Countrywide Home                        Certificates. Additional information is contained in the prospectus
Loans, Inc.,                            supplement dated July 25, 2002, prepared in connection with the
Countrywide Home                        offering of the offered certificates of the series referenced above
Loans Servicing LP or                   and in the prospectus of the depositor dated January 16, 2002. You
any of their affiliates.                are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the           o  As of September 21, 2004, the class certificate balance of the Class
offered certificates only               B-2 Certificates was approximately $3,739,807.
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 25, 2004

     As of September 1, 2004 (the "Reference Date"), loan group 1 included approximately 46 Mortgage Loans having an aggregate Stated Principal Balance of approximately $21,419,035, loan group 2 included approximately 110 Mortgage Loans having an aggregate Stated Principal Balance of approximately $15,818,803, loan group 3 included approximately 4 Mortgage Loans having an aggregate Stated Principal Balance of approximately $1,641,747, loan group 4 included approximately 10 Mortgage Loans having an aggregate Stated Principal Balance of approximately $3,084,055, loan group 5 included approximately 62 Mortgage Loans having an aggregate Stated Principal Balance of approximately $25,708,094, loan group 6 included approximately 41 Mortgage Loans having an aggregate Stated Principal Balance of approximately $15,985,356, loan group 7 included approximately 27 Mortgage Loans having an aggregate Stated Principal Balance of approximately $9,826,778.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                   As of September 1, 2004
                                    ---------------------------------------------------------------------------------------------
                                       Loan           Loan         Loan           Loan          Loan         Loan         Loan
                                       Group          Group        Group          Group         Group        Group        Group
                                         1              2            3              4             5            6            7
                                    ---------------------------------------------------------------------------------------------
Total Number of Mortgage                46             110           4             10            62           41           27
Loans............................
Delinquent Mortgage Loans
and Pending Foreclosures at
Period End (1)
     30-59 days..................      6.53%          3.64%        0.00%           0.00%        3.23%        0.00%        0.00%
     60-89 days..................      2.17%          0.91%        0.00%           0.00%        0.00%        2.44%        0.00%
     90 days or more                   0.00%          1.82%        0.00%          10.00%        3.23%        0.00%        0.00%
                                       -----          -----        -----          ------        -----        -----        ------
     (excluding pending
     foreclosures)...............
     Total Delinquencies.........      8.70%          6.37%        0.00%          10.00%        6.46%        2.44%        0.00%
                                       =====          =====        =====          ======        =====        =====        ======
Foreclosures Pending.............      0.00%          1.82%        0.00%           0.00%        1.61%        0.00%        0.00%
                                       -----          -----        -----          ------        -----        -----        ------
Total Delinquencies and
foreclosures pending.............      8.70%          8.19%        0.00%          10.00%        8.07%        2.44%        0.00%
                                       =====          =====        =====          ======        =====        =====        ======


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 2 has been converted and is, as of the Reference Date, an REO loan. One (1) Mortgage Loan in loan group 5 has been converted and is, as of the Reference Date, an REO loan.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 and loan group 7, as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentage s (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

     If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following tables may not total due to rounding.

                                           At February 28(29),                      At December 31,                    At June 30,
                                      -----------------------------  -----------------------------------------------  --------------
                                          2000           2001            2001           2002              2003            2004
                                      ----------------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans                           10,401         11,678          11,957         21,567            98,334          169,546
Volume of loans                       $3,286,709     $3,798,037      $4,334,489     $8,063,387       $33,767,412      $53,838,396
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End
     30 - 59 days                          1.96%          2.79%           1.61%          1.18%             0.84%           0.91%
     60 - 89 days                          0.49           0.32            0.34           0.22              0.13            0.13
     90 days or more (excluding
     pending foreclosures)                 0.51           0.40            0.41           0.24              0.08            0.06
Total of delinquencies                     2.96%          3.51%           2.36%          1.65%             1.06%           1.10%
Foreclosures pending                       0.37%          0.40%           0.40%          0.21%             0.05%           0.08%
Total delinquencies and
     Foreclosures pending                  3.33%          3.91%           2.76%          1.86%             1.11%           1.18%
Losses on liquidated loans(2)         $(876,985)      $(47,952)      $(716,016)     $(189,554)         $(38,439)     $(1,058,223)

--------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the six-month period ending on June 30, 2004, respectively.


                                           At February 28(29),                      At December 31,                    At June 30,
                                      -----------------------------  -----------------------------------------------  --------------
                                          2000           2001            2001           2002              2003            2004
                                      ----------------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Conventional Conforming ARM
     Loans(1)
Number of loans                           56,026         60,410          71,005        131,842           274,725         351,896
Volume of loans                       $6,967,831     $7,944,482     $10,183,607    $21,024,981       $49,131,252     $65,027,191
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
     30 - 59 days                          2.24%          2.12%           1.61%          1.07%             0.93%           0.89%
     60 - 89 days                          0.41           0.52            0.34           0.26              0.16            0.15
     90 days or more (excluding
     pending foreclosures)                 0.54           0.41            0.35           0.20              0.11            0.09
Total of delinquencies                     3.19%          3.05%           2.30%          1.53%             1.20%           1.13%
Foreclosure pending                        0.40%          0.39%           0.27%          0.12%             0.07%           0.06%
Total delinquencies and
     Foreclosures pending                  3.59%          3.44%           2.57%          1.65%             1.26%           1.19%
Losses on liquidated loans(2)             N/A(3)     $(202,828)       $(465,570)    $(767,408)        $(2,194,284)    $(454,577)

--------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the six-month period ending on June 30, 2004, respectively.
(3) Information with respect to "Losses on liquidated loans" is not currently available for this period.

                          DESCRIPTION OF THE CLASS B-2 CERTIFICATES

     The Class B-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

     As of September 21, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class B-2 Certificates was approximately $3,739,807, evidencing a beneficial ownership interest of approximately 4.00% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $74,948,486 and evidenced in the aggregate a beneficial ownership interest of approximately 80.17% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $18,535,382 and evidenced in the aggregate a beneficial ownership interest of approximately 19.83% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The September 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supple ment under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of CPR,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Class Certificate Balance of the Class B-2 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class B-2 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class B-2 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class B-2 Certificates is October 25, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o  no class of certificates becomes a Restricted Class,

     o the levels of the Six-Month LIBOR, One-Year LIBOR and CMT Indices remain constant at 2.2%, 2.53% and 2.2% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


               Percent of Class Certificate Balance Outstanding

                                                                    Percentage of the
                                                                  Prepayment Assumption
                                                  -----------------------------------------------------
        Distribution Date                           0%       10%    15%     25%    35%    45%     55%
        -----------------                           --       ---    ---     ---    ---    ---     ---
        Initial.................................   100       100    100     100    100    100     100
        October 2005............................    99        93     90      83     76     68      61
        October 2006............................    98        82     75      61     49     37      27
        October 2007............................    96        73     63      45     31     20      12
        October 2008............................    94        64     52      33     20     11      5
        October 2009............................    92        57     43      24     13     6       2
        October 2010............................    90        50     36      18     8      3       1
        October 2011............................    87        43     30      13     5      2       0
        October 2012............................    85        38     25      9      3      1       0
        October 2013............................    82        33     20      7      2      0       0
        October 2014............................    79        29     17      5      1      0       0
        October 2015............................    76        25     14      4      1      0       0
        October 2016............................    73        22     11      3      0      0       0
        October 2017............................    70        19     9       2      0      0       0
        October 2018............................    67        16     7       1      0      0       0
        October 2019............................    63        14     6       1      0      0       0
        October 2020............................    60        11     5       1      0      0       0
        October 2021............................    56        10     4       0      0      0       0
        October 2022............................    52        8      3       0      0      0       0
        October 2023............................    47        7      2       0      0      0       0
        October 2024............................    43        5      2       0      0      0       0
        October 2025............................    38        4      1       0      0      0       0
        October 2026............................    33        3      1       0      0      0       0
        October 2027............................    28        3      1       0      0      0       0
        October 2028............................    22        2      0       0      0      0       0
        October 2029............................    16        1      0       0      0      0       0
        October 2030............................    10        1      0       0      0      0       0
        October 2031............................     4        0      0       0      0      0       0
        October 2032............................     0        0      0       0      0      0       0
        Weighted Average Life (in years)**......   17.13     7.64   5.69    3.63   2.61   2.00    1.59

   ---------------------
   (**) Determined as specified under "Weighted Average Lives of the Offered
        Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $7,183,197 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class B-2 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.



     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a certificate for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country tha t has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding age nt reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since July, 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-2 Certificates.

                                    RATINGS

     The Class B-2 Certificates are currently rated "BBB+" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "A2" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                           46
Aggregate Principal Balance                                 $21,419,035
Average Principal                                            $465,631         $299,119 to $944,107
Weighted Average Mortgage Rate                                5.956%            5.375% to 6.875%
Net Weighted Average Mortgage Rate                            5.697%            5.116% to 6.616%
Weighted Average Original Term (months)                         360                360 to 360
Weighted Average Remaining Term (months)                        332                331 to 334
Weighted Average Original LTV                                 66.80%            34.88% to 94.81%
Weighted Average Gross Margin                                 2.375%            2.250% to 2.750%
Weighted Average Months to Next Adjustment                       8                   7 to 10
Weighted Average Initial Periodic Cap                         2.000%            2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                      2.000%            2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                        11.956%          11.375% to 12.875%
Weighted Average Minimum Mortgage Rate                        2.375%            2.250% to 2.750%

                                             CURRENT PRINCIPAL BALANCES

Range of Current                            Number of                 Aggregate           Percentage of Mortgage
Principal Balances ($)                   Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                       1                     $299,119                     1.40          %
$300,000.01 - $350,000.00                      10                    $3,229,310                    15.08
$350,000.01 - $400,000.00                      10                    $3,779,472                    17.65
$400,000.01 - $450,000.00                       4                    $1,698,746                    7.93
$450,000.01 - $500,000.00                       3                    $1,431,270                    6.68
$500,000.01 - $550,000.00                       4                    $2,058,528                    9.61
$550,000.01 - $600,000.00                       4                    $2,318,265                    10.82
$600,000.01 - $650,000.00                       8                    $4,979,202                    23.25
$650,000.01 - $700,000.00                       1                     $681,015                     3.18
$750,000.01 - $1,000,000.00                     1                     $944,107                     4.41
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                               CURRENT MORTGAGE RATES

                                            Number of                 Aggregate           Percentage of Mortgage
Current Mortgage Rates(%)                Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
5.375                                           3                    $1,426,906                    6.66          %
5.500                                           3                    $1,585,721                    7.40
5.625                                           4                    $1,763,054                    8.23
5.750                                           5                    $2,007,265                    9.37
5.875                                           7                    $4,248,531                    19.84
6.000                                           4                    $1,783,865                    8.33
6.125                                           6                    $2,474,177                    11.55
6.250                                           7                    $3,244,878                    15.15
6.375                                           5                    $2,202,231                    10.28
6.500                                           1                     $303,497                     1.42
6.875                                           1                     $378,910                     1.77
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                            MONTHS REMAINING TO MATURITY

                                            Number of                 Aggregate           Percentage of Mortgage
Months Remaining to Maturity             Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
334                                             8                    $3,073,486                    14.35
333                                            16                    $7,413,678                    34.61
332                                            14                    $6,391,384                    29.84
331                                             8                    $4,540,487                    21.20
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                           ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                           Number of                 Aggregate           Percentage of Mortgage
Loan-to-Value Ratios(%)                  Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                    6                    $3,178,508                   14.84          %
50.01 - 55.00                                   2                    $1,233,694                    5.76
55.01 - 60.00                                   6                    $2,905,429                   13.56
60.01 - 65.00                                   3                    $1,598,993                    7.47
65.01 - 70.00                                   7                    $2,983,374                   13.93
70.01 - 75.00                                   4                    $1,582,032                    7.39
75.01 - 80.00                                  16                    $7,235,397                   33.78
90.01 - 95.00                                   2                     $701,608                     3.28
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                              GEOGRAPHIC DISTRIBUTION

                                            Number of                 Aggregate           Percentage of Mortgage
State                                    Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
Arizona                                         1                     $427,130                     1.99          %
California                                     17                    $7,686,852                   35.89
Colorado                                        1                     $326,092                     1.52
Delaware                                        1                     $627,248                     2.93
Florida                                         7                    $3,530,347                   16.48
Illinois                                        1                     $485,564                     2.27
Kentucky                                        2                     $657,938                     3.07
Michigan                                        1                     $378,910                     1.77
New York                                        2                     $922,492                     4.31
Tennessee                                       1                     $596,668                     2.79
Texas                                           4                    $2,234,227                   10.43
Utah                                            2                     $969,733                     4.53
Virginia                                        1                     $310,816                     1.45
Washington                                      3                    $1,295,633                    6.05
Wisconsin                                       1                     $340,125                     1.59
Wyoming                                         1                     $629,260                     2.94
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                                   PROPERTY TYPE

                                            Number of                 Aggregate           Percentage of Mortgage
Property Type                            Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
Single Family Residence                        32                    $14,316,173                  66.84          %
Planned Unit Development                       13                    $6,734,271                   31.44
High-rise Condominium                           1                     $368,591                     1.72
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                                    LOAN PURPOSE

                                            Number of                 Aggregate           Percentage of Mortgage
Loan Purpose                             Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
Refinance (rate-term)                          24                    $11,487,359                  53.63          %
Purchase                                       14                    $6,432,099                   30.03
Refinance (cash-out)                            8                    $3,499,576                   16.34
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                                     OCCUPANCY

                                            Number of                 Aggregate           Percentage of Mortgage
Occupancy Type                           Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
Owner Occupied                                 45                    $20,812,589                  97.17          %
Secondary Residence                             1                     $606,445                     2.83
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                               DOCUMENTATION PROGRAM

                                            Number of                 Aggregate           Percentage of Mortgage
Type of Program                          Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
Full/Alternative                               30                    $13,665,638                  63.80          %
Reduced                                        16                    $7,753,397                   36.20
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                                    GROSS MARGIN

                                            Number of                 Aggregate           Percentage of Mortgage
Gross Margin                             Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
2.250                                          33                    $16,070,303                  75.03          %
2.750                                          13                    $5,348,731                   24.97
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                             NEXT RATE ADJUSTMENT DATE

Next Rate                                   Number of                 Aggregate           Percentage of Mortgage
Adjustment Date                          Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
April 2005                                      8                    $4,540,487                    21.2          %
May 2005                                       14                    $6,391,384                   29.84
June 2005                                      16                    $7,413,678                   34.61
July 2005                                       8                    $3,073,486                   14.35
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                              MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                         Number of                 Aggregate           Percentage of Mortgage
Next Adjustment Date (Months)            Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
7                                               8                    $4,540,487                    21.2          %
8                                              14                    $6,391,384                   29.84
9                                              16                    $7,413,678                   34.61
10                                              8                    $3,073,486                   14.35
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                               MAXIMUM MORTGAGE RATE

                                            Number of                 Aggregate           Percentage of Mortgage
Maximum Mortgage Rates(%)                Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
11.375                                          3                    $1,426,906                    6.66          %
11.500                                          3                    $1,585,721                    7.4
11.625                                          4                    $1,763,054                    8.23
11.750                                          5                    $2,007,265                    9.37
11.875                                          7                    $4,248,531                   19.84
12.000                                          4                    $1,783,865                    8.33
12.125                                          6                    $2,474,177                   11.55
12.250                                          7                    $3,244,878                   15.15
12.375                                          5                    $2,202,231                   10.28
12.500                                          1                     $303,497                     1.42
12.875                                          1                     $378,910                     1.77
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                             INITIAL PERIODIC RATE CAP

Initial Periodic                            Number of                 Aggregate           Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
2.000                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                            SUBSEQUENT PERIODIC RATE CAP

Subsequent                                  Number of                 Aggregate           Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
2.000                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------



                                               MINIMUM MORTGAGE RATE

                                            Number of                 Aggregate           Percentage of Mortgage
Minimum Mortgage Rates(%)                Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
2.250                                          33                    $16,070,303                  75.03          %
2.750                                          13                    $5,348,731                   24.97
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


                                                   LOAN PROGRAMS

                                            Number of                 Aggregate           Percentage of Mortgage
Loan Programs                            Mortgage Loans           Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------
3/1 LIBOR                                      46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------

Total                                          46                    $21,419,035                  100.00         %
----------------------------------------------------------------------------------------------------------------


Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                       110
Aggregate Principal Balance                             $15,818,803
Average Principal                                         $143,807              $47,020 to $291,349
Weighted Average Mortgage Rate                             5.708%                4.000% to 7.375%
Net Weighted Average Mortgage Rate                         5.387%                3.741% to 6.491%
Weighted Average Original Term (months)                     360                     360 to 360
Weighted Average Remaining Term (months)                    331                     328 to 333
Weighted Average Combined LTV                              83.23%                72.02% to 95.00%
Weighted Average Gross Margin                              2.348%                2.250% to 3.375%
Weighted Average Months to Next Adjustment                   7                        4 to 9
Weighted Average Initial Periodic Cap                      2.000%                2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                   2.000%                2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.708%               10.000% to 13.375%
Weighted Average Minimum Mortgage Rate                     2.348%                2.250% to 3.375%

                                              CURRENT PRINCIPAL BALANCES

Range of Current                             Number of                  Aggregate            Percentage of Mortgage
Principal Balances ($)                    Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                               1                       $47,020                      0.30          %
$50,000.01 - $100,000.00                        26                      $2,110,799                   13.34
$100,000.01 - $150,000.00                       39                      $4,798,264                   30.33
$150,000.01 - $200,000.00                       26                      $4,447,253                   28.11
$200,000.01 - $250,000.00                       10                      $2,218,141                   14.02
$250,000.01 - $300,000.00                        8                      $2,197,326                   13.89
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                CURRENT MORTGAGE RATES

                                             Number of                  Aggregate            Percentage of Mortgage
Current Mortgage Rates(%)                 Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
4.000                                            1                       $244,657                     1.55          %
4.250                                            1                       $145,616                     0.92
4.375                                            1                       $166,456                     1.05
4.500                                            3                       $556,314                     3.52
4.750                                            1                       $84,567                      0.53
4.875                                            1                       $199,637                     1.26
5.000                                            3                       $382,690                     2.42
5.125                                            7                      $1,058,200                    6.69
5.250                                            7                      $1,032,860                    6.53
5.375                                            6                       $922,134                     5.83
5.500                                            9                      $1,140,310                    7.21
5.625                                            6                       $705,156                     4.46
5.750                                           12                      $1,703,338                   10.77
5.875                                           16                      $2,459,104                   15.55
6.000                                           11                      $1,596,347                   10.09
6.125                                            4                       $376,734                     2.38
6.250                                            6                       $957,751                     6.05
6.375                                            2                       $278,990                     1.76
6.500                                            6                       $540,530                     3.42
6.625                                            1                       $178,704                     1.13
6.750                                            3                       $565,605                     3.58
7.000                                            2                       $354,599                     2.24
7.375                                            1                       $168,503                     1.07
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                             MONTHS REMAINING TO MATURITY

                                             Number of                  Aggregate           Percentage of Mortgage
Months Remaining to Maturity              Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
333                                             14                      $2,078,596                   13.14          %
332                                             37                      $5,746,890                   36.33
331                                             22                      $2,813,347                   17.78
330                                             32                      $4,505,252                   28.48
329                                              4                       $603,723                    3.82
328                                              1                       $70,995                     0.45
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                            Number of                  Aggregate           Percentage of Mortgage
Loan-to-Value Ratios(%)                   Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                                   10                      $1,388,422                   8.78           %
75.01 - 80.00                                   64                      $9,669,597                   61.13
80.01 - 85.00                                    1                       $146,072                    0.92
90.01 - 95.00                                   35                      $4,614,713                   29.17
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                GEOGRAPHIC DISTRIBUTION

                                             Number of                  Aggregate           Percentage of Mortgage
State                                     Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
Alabama                                          5                       $537,223                    3.40           %
Arizona                                          4                       $743,361                    4.70
California                                       4                       $865,354                    5.47
Colorado                                         8                      $1,505,216                   9.52
Delaware                                         1                       $211,989                    1.34
Florida                                          4                       $470,347                    2.97
Georgia                                          7                      $1,210,584                   7.65
Iowa                                             1                       $104,578                    0.66
Illinois                                         2                       $367,660                    2.32
Indiana                                          7                       $739,586                    4.68
Kansas                                           3                       $444,551                    2.81
Kentucky                                         2                       $252,374                    1.60
Louisiana                                        1                       $71,639                     0.45
Michigan                                         6                       $789,812                    4.99
Minnesota                                        1                       $154,858                    0.98
Missouri                                         2                       $180,877                    1.14
North Carolina                                  13                      $1,584,794                   10.02
New Mexico                                       1                       $124,825                    0.79
Ohio                                             6                       $795,911                    5.03
Oklahoma                                         1                       $110,830                    0.70
Oregon                                           3                       $442,355                    2.80
Pennsylvania                                     4                       $329,209                    2.08
Tennessee                                        2                       $234,072                    1.48
Texas                                            5                       $858,733                    5.43
Utah                                             4                       $583,233                    3.69
Virginia                                         2                       $357,993                    2.26
Washington                                       6                      $1,021,230                   6.46
Wisconsin                                        5                       $725,612                    4.59
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                     PROPERTY TYPE

                                             Number of                  Aggregate           Percentage of Mortgage
Property Type                             Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
Single Family Residence                         76                     $10,482,189                   66.26          %
Planned Unit Development                        19                      $3,468,376                   21.93
Low-rise Condominium                            11                      $1,531,846                   9.68
Manufactured Housing (1)                         3                       $281,591                    1.78
2-4 Unit Residence                               1                       $54,801                     0.35
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------

(1) Treated as real property.


                                                     LOAN PURPOSE

                                             Number of                  Aggregate           Percentage of Mortgage
Loan Purpose                              Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
Refinance (rate-term)                           63                      $8,653,489                   54.70          %
Purchase                                        23                      $3,676,052                   23.24
Refinance (cash-out)                            24                      $3,489,262                   22.06
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                       OCCUPANCY

                                             Number of                  Aggregate           Percentage of Mortgage
Occupancy Type                            Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
Owner Occupied                                  105                    $15,202,242                   96.10          %
Investment Property                              5                       $616,561                    3.90
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                             Number of                  Aggregate           Percentage of Mortgage
Type of Program                           Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
Full/Alternative                                106                    $15,140,890                   95.71          %
Reduced                                          4                       $677,913                    4.29
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                     GROSS MARGIN

                                             Number of                  Aggregate           Percentage of Mortgage
Gross Margin                              Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
2.250                                           102                    $14,442,702                   91.3           %
3.375                                            8                      $1,376,101                    8.7
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                               NEXT RATE ADJUSTMENT DATE

Next Rate                                    Number of                  Aggregate           Percentage of Mortgage
Adjustment Date                           Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
January 2005                                     1                       $70,995                     0.45
February 2005                                    4                       $603,723                    3.82           %
March 2005                                      32                      $4,505,252                   28.48
April 2005                                      22                      $2,813,347                   17.78
May 2005                                        37                      $5,746,890                   36.33
June 2005                                       14                      $2,078,596                   13.14
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                            MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                          Number of                  Aggregate           Percentage of Mortgage
Next Adjustment Date (Months)             Mortgage Loans            Principal Balance        Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
4                                                1                       $70,995                     0.45           %
5                                                4                       $603,723                    3.82
6                                               32                      $4,505,252                   28.48
7                                               22                      $2,813,347                   17.78
8                                               37                      $5,746,890                   36.33
9                                               14                      $2,078,596                   13.14
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                 MAXIMUM MORTGAGE RATE

                                             Number of                  Aggregate           Percentage of Mortgage
Maximum Mortgage Rates(%)                 Mortgage Loans            Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
10.000                                           1                      $244,657                     1.55
10.250                                           1                      $145,616                     0.92
10.375                                           1                      $166,456                     1.05
10.500                                           3                      $556,314                     3.52
10.750                                           1                       $84,567                     0.53
10.875                                           1                      $199,637                     1.26
11.000                                           3                      $382,690                     2.42
11.125                                           7                     $1,058,200                    6.69
11.250                                           7                     $1,032,860                    6.53
11.375                                           6                      $922,134                     5.83
11.500                                           9                     $1,140,310                    7.21
11.625                                           6                      $705,156                     4.46
11.750                                          12                     $1,703,338                   10.77
11.875                                          16                     $2,459,104                   15.55
12.000                                          11                     $1,596,347                   10.09
12.125                                           4                      $376,734                     2.38
12.250                                           6                      $957,751                     6.05
12.375                                           2                      $278,990                     1.76
12.500                                           6                      $540,530                     3.42
12.625                                           1                      $178,704                     1.13
12.750                                           3                      $565,605                     3.58
13.000                                           2                      $354,599                     2.24
13.375                                           1                      $168,503                     1.07
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                               INITIAL PERIODIC RATE CAP

Initial Periodic                             Number of                  Aggregate           Percentage of Mortgage
Rate Cap(%)                               Mortgage Loans            Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
2.000                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                             SUBSEQUENT PERIODIC RATE CAP

Subsequent                                   Number of                  Aggregate           Percentage of Mortgage
Rate Cap(%)                               Mortgage Loans            Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
2.000                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------

Total                                           110                    $15,818,803                  100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                 MINIMUM MORTGAGE RATE

                                             Number of                   Aggregate          Percentage of Mortgage
Minimum Mortgage Rates(%)                  Mortgage Loans            Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
2.250                                           102                     $14,442,702                  91.30          %
3.375                                            8                      $1,376,101                   8.70
-------------------------------------------------------------------------------------------------------------------

Total                                           110                     $15,818,803                 100.00          %
-------------------------------------------------------------------------------------------------------------------


                                                     LOAN PROGRAMS

                                             Number of                   Aggregate          Percentage of Mortgage
Loan Programs                              Mortgage Loans            Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------------
3/1 LIBOR                                       110                     $15,818,803                 100.00          %
-------------------------------------------------------------------------------------------------------------------

Total                                           110                     $15,818,803                 100.00          %
-------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                        4
Aggregate Principal Balance                             $1,641,747
Average Principal                                        $410,437              $303,624 to $631,015
Weighted Average Mortgage Rate                            6.146%                 5.875% to 6.250%
Net Weighted Average Mortgage Rate                        5.887%                 5.616% to 5.991%
Weighted Average Original Term (months)                     360                     360 to 360
Weighted Average Remaining Term (months)                    332                     332 to 333
Weighted Average Combined LTV                             71.81%                 54.06% to 90.00%
Weighted Average Gross Margin                             2.750%                 2.750% to 2.750%
Weighted Average Months to Next Adjustment                   8                     8 to 90.00%
Weighted Average Initial Periodic Cap                     2.000%                 2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                  2.000%                 2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    12.146%               11.875% to 12.250%
Weighted Average Minimum Mortgage Rate                    2.750%                 2.750% to 2.750%

                                              CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate           Percentage of Mortgage
Principal Balances ($)                      Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                         2                      $632,706                     38.54         %
$350,000.01 - $400,000.00                         1                      $378,027                     23.03
$600,000.01 - $650,000.00                         1                      $631,015                     38.44
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                CURRENT MORTGAGE RATES

                                              Number of                  Aggregate           Percentage of Mortgage
Current Mortgage Rates(%)                   Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
5.875                                             1                      $329,081                     20.04         %
6.125                                             1                      $378,027                     23.03
6.250                                             2                      $934,639                     56.93
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                             MONTHS REMAINING TO MATURITY

                                              Number of                  Aggregate           Percentage of Mortgage
Months Remaining to Maturity                Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
333                                               2                      $681,651                     41.52         %
332                                               2                      $960,096                     58.48
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                             Number of                  Aggregate           Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
50.01 - 55.00                                     1                      $631,015                     38.44         %
75.01 - 80.00                                     2                      $707,108                     43.07
85.01 - 90.00                                     1                      $303,624                     18.49
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                GEOGRAPHIC DISTRIBUTION

                                              Number of                  Aggregate           Percentage of Mortgage
State                                       Mortgage Loans           Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
California                                        1                      $303,624                    18.49          %
Delaware                                          1                      $631,015                    38.44
Idaho                                             1                      $329,081                    20.04
Texas                                             1                      $378,027                    23.03
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                     PROPERTY TYPE

                                              Number of                  Aggregate           Percentage of Mortgage
Property Type                               Mortgage Loans           Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
Planned Unit Development                          2                     $1,009,041                   61.46          %
Single Family Residence                           1                      $329,081                    20.04
Low-rise Condominium                              1                      $303,624                    18.49
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                     LOAN PURPOSE

                                              Number of                  Aggregate           Percentage of Mortgage
Loan Purpose                                Mortgage Loans           Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
Purchase                                          3                     $1,010,732                   61.56          %
Refinance (cash-out)                              1                      $631,015                    38.44
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                       OCCUPANCY

                                              Number of                  Aggregate           Percentage of Mortgage
Occupancy Type                              Mortgage Loans           Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
Owner Occupied                                    4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                              Number of                  Aggregate           Percentage of Mortgage
Type of Program                             Mortgage Loans           Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
Full/Alternative                                  4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                             4                     $1,641,747                   100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                     GROSS MARGIN

                                               Number of                 Aggregate           Percentage of Mortgage
Gross Margin                                Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
2.750                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                               NEXT RATE ADJUSTMENT DATE

Next Rate                                      Number of                 Aggregate           Percentage of Mortgage
Adjustment Date                             Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
May 2005                                           2                      $960,096                    58.48         %
June 2005                                          2                      $681,651                    41.52
--------------------------------------------------------------------------------------------------------------------

Total                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                            MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                            Number of                 Aggregate           Percentage of Mortgage
Next Adjustment Date (Months)               Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
8                                                  2                      $960,096                    58.48         %
9                                                  2                      $681,651                    41.52
--------------------------------------------------------------------------------------------------------------------

Total                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                 MAXIMUM MORTGAGE RATE

                                               Number of                 Aggregate           Percentage of Mortgage
Maximum Mortgage Rates(%)                   Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
11.875                                             1                      $329,081                    20.04         %
12.125                                             1                      $378,027                    23.03
12.250                                             2                      $934,639                    56.93
--------------------------------------------------------------------------------------------------------------------

Total                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                               INITIAL PERIODIC RATE CAP

Initial Periodic                               Number of                 Aggregate           Percentage of Mortgage
Rate Cap(%)                                 Mortgage Loans           Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
2.000                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                              4                     $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                             SUBSEQUENT PERIODIC RATE CAP

Subsequent                                      Number of                Aggregate           Percentage of Mortgage
Rate Cap(%)                                  Mortgage Loans          Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
2.000                                               4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                               4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                 MINIMUM MORTGAGE RATE

                                                Number of                Aggregate           Percentage of Mortgage
Minimum Mortgage Rates(%)                    Mortgage Loans          Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
2.750                                               4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                               4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------


                                                     LOAN PROGRAMS

                                                Number of                Aggregate           Percentage of Mortgage
Loan Programs                                Mortgage Loans          Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------
3/1 CMT                                             4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Total                                               4                    $1,641,747                  100.00         %
--------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 4
(As of Reference Date)

Total Number of Loans                                       10
Aggregate Principal Balance                             $3,084,055
Average Principal                                        $308,405              $105,359 to $428,987
Weighted Average Mortgage Rate                            6.715%                 5.875% to 7.000%
Net Weighted Average Mortgage Rate                        6.456%                 5.616% to 6.741%
Weighted Average Original Term (months)                     360                     360 to 360
Weighted Average Remaining Term (months)                    332                     327 to 333
Weighted Average Combined LTV                             78.58%                 71.88% to 87.97%
Weighted Average Gross Margin                             2.754%                 2.750% to 2.875%
Weighted Average Months to Next Adjustment                   8                        3 to 9
Weighted Average Initial Periodic Cap                     4.851%                 1.000% to 5.000%
Weighted Average Subsequent Periodic Cap                  1.000%                 1.000% to 1.000%
Weighted Average Maximum Mortgage Rate                    12.715%               11.875% to 13.000%
Weighted Average Minimum Mortgage Rate                    2.754%                 2.750% to 2.875%

                                              CURRENT PRINCIPAL BALANCES

Range of Current                             Number of                  Aggregate            Percentage of Mortgage
Principal Balances ($)                     Mortgage Loans           Principal Balance         Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                        2                       $220,506                     7.15          %
$200,000.01 - $250,000.00                        1                       $213,046                     6.91
$300,000.01 - $350,000.00                        2                       $636,849                     20.65
$350,000.01 - $400,000.00                        3                      $1,156,490                    37.50
$400,000.01 - $450,000.00                        2                       $857,164                     27.79
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                CURRENT MORTGAGE RATES

                                             Number of                  Aggregate            Percentage of Mortgage
Current Mortgage Rates(%)                  Mortgage Loans           Principal Balance         Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
5.875                                            1                       $115,148                     3.73          %
6.250                                            1                       $213,046                     6.91
6.500                                            1                       $334,963                     10.86
6.625                                            1                       $389,074                     12.62
6.750                                            2                       $857,164                     27.79
6.875                                            2                       $491,118                     15.92
7.000                                            2                       $683,542                     22.16
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                             MONTHS REMAINING TO MATURITY

                                             Number of                  Aggregate            Percentage of Mortgage
Months Remaining to Maturity               Mortgage Loans           Principal Balance         Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
333                                              3                       $869,309                     28.19         %
332                                              6                      $2,099,598                    68.08
327                                              1                       $115,148                     3.73
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                            Number of                  Aggregate            Percentage of Mortgage
Loan-to-Value Ratios(%)                    Mortgage Loans           Principal Balance         Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                                    1                       $385,760                     12.51         %
75.01 - 80.00                                    8                      $2,583,147                    83.76
85.01 - 90.00                                    1                       $115,148                     3.73
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                GEOGRAPHIC DISTRIBUTION

                                              Number of                  Aggregate           Percentage of Mortgage
State                                      Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
Arizona                                           2                      $487,014                     15.79         %
California                                        4                     $1,631,998                    52.92
Colorado                                          2                      $514,932                     16.70
Connecticut                                       1                      $334,963                     10.86
Indiana                                           1                      $115,148                     3.73
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                     PROPERTY TYPE

                                              Number of                  Aggregate           Percentage of Mortgage
Property Type                              Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
Planned Unit Development                          4                     $1,285,662                    41.69         %
Single Family Residence                           4                     $1,035,253                    33.57
Low-rise Condominium                              2                      $763,140                     24.74
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                     LOAN PURPOSE

                                              Number of                  Aggregate           Percentage of Mortgage
Loan Purpose                               Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
Refinance (cash-out)                              9                     $2,655,878                    86.12         %
Purchase                                          1                      $428,177                     13.88
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                       OCCUPANCY

                                              Number of                  Aggregate           Percentage of Mortgage
Occupancy Type                             Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
Owner Occupied                                   16                     $5,226,033                   100.00         %
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                   100.00         %
-------------------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                              Number of                  Aggregate            Percentage of Mortgage
Type of Program                            Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
Reduced                                           9                     $2,968,907                    96.27         %
Full/Alternative                                  1                      $115,148                      3.73
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                                     GROSS MARGIN

                                              Number of                  Aggregate            Percentage of Mortgage
Gross Margin                               Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
2.750                                             9                     $2,978,696                    96.58         %
2.875                                             1                      $105,359                      3.42
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                               NEXT RATE ADJUSTMENT DATE

Next Rate                                     Number of                  Aggregate            Percentage of Mortgage
Adjustment Date                            Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
December 2004                                     1                      $115,148                      3.73         %
May 2005                                          6                     $2,099,598                    68.08
June 2005                                         3                      $869,309                     28.19
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                            MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                           Number of                  Aggregate            Percentage of Mortgage
Next Adjustment Date (Months)              Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
3                                                 1                      $115,148                      3.73         %
8                                                 6                     $2,099,598                    68.08
9                                                 3                      $869,309                     28.19

-------------------------------------------------------------------------------------------------------------------
Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                                 MAXIMUM MORTGAGE RATE

                                              Number of                  Aggregate            Percentage of Mortgage
Maximum Mortgage Rates(%)                  Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
11.875                                            1                      $115,148                      3.73         %
12.250                                            1                      $213,046                      6.91
12.500                                            1                      $334,963                     10.86
12.625                                            1                      $389,074                     12.62
12.750                                            2                      $857,164                     27.79
12.875                                            2                      $491,118                     15.92
13.000                                            2                      $683,542                     22.16
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                               INITIAL PERIODIC RATE CAP

Initial Periodic                              Number of                  Aggregate            Percentage of Mortgage
Rate Cap(%)                                Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
1.000                                             1                      $115,148                      3.73         %
5.000                                             9                     $2,968,907                    96.27
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                             SUBSEQUENT PERIODIC RATE CAP

Subsequent                                    Number of                  Aggregate            Percentage of Mortgage
Rate Cap(%)                                Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
1.000                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                                 MINIMUM MORTGAGE RATE

                                              Number of                  Aggregate            Percentage of Mortgage
Minimum Mortgage Rates(%)                  Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
2.750                                             9                     $2,978,696                    96.58         %
2.875                                             1                      $105,359                      3.42
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------


                                                     LOAN PROGRAMS

                                              Number of                  Aggregate            Percentage of Mortgage
Loan Programs                              Mortgage Loans            Principal Balance        Loans in Loan Group 4
-------------------------------------------------------------------------------------------------------------------
3/27 LIBOR                                       10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------

Total                                            10                     $3,084,055                    100.00        %
-------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 5
(As of Reference Date)

Total Number of Loans                                  62
Aggregate Principal Balance                       $25,708,094
Average Principal                                   $414,647           $290,705  to $818,976
Weighted Average Mortgage Rate                         6.251%             5.000% to 7.125%
Net Weighted Average Mortgage Rate                     5.973%             4.741% to 6.616%
Weighted Average Original Term (months)                  360                360  to 360
Weighted Average Remaining Term (months)                 337                327  to 335
Weighted Average Combined LTV                          75.44%             35.22% to 95.00%
Weighted Average Gross Margin                          2.301%             2.250% to 3.125%
Weighted Average Months to Next Adjustment                33                 27  to 35
Weighted Average Initial Periodic Cap                  5.000%             5.000% to 5.000%
Weighted Average Subsequent Periodic Cap               2.000%             2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                11.251%            10.000% to 12.125%
Weighted Average Minimum Mortgage Rate                 2.301%             2.250% to 3.125%


                                          CURRENT PRINCIPAL BALANCES

Range of Current                                 Number of           Aggregate         Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                           2               $   587,774                 2.29         %
$300,000.01 - $350,000.00                          21               $ 6,895,150                26.82
$350,000.01 - $400,000.00                          15               $ 5,620,622                21.86
$400,000.01 - $450,000.00                           6               $ 2,596,917                10.10
$450,000.01 - $500,000.00                           7               $ 3,302,466                12.85
$500,000.01 - $550,000.00                           3               $ 1,569,092                 6.10
$550,000.01 - $600,000.00                           3               $ 1,683,929                 6.55
$600,000.01 - $650,000.00                           3               $ 1,890,416                 7.35
$700,000.01 - $750,000.00                           1               $   742,753                 2.89
$750,000.01 - $1,000,000.00                         1               $   818,976                 3.19
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                            CURRENT MORTGAGE RATES

Current Mortgage                                 Number of           Aggregate         Percentage of Mortgage
Rates(%)                                      Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
5.000                                               1               $   367,489                 1.43         %
5.500                                               1               $   627,987                 2.44
5.625                                               1               $   315,223                 1.23
5.750                                               4               $ 1,926,074                 7.49
5.875                                               5               $ 2,068,193                 8.04
6.000                                               7               $ 2,779,399                10.81
6.125                                               9               $ 3,901,808                15.18
6.250                                               5               $ 1,960,890                 7.63
6.375                                               8               $ 2,755,130                10.72
6.500                                              10               $ 4,016,481                15.62
6.625                                               2               $   854,668                 3.32
6.750                                               4               $ 2,176,492                 8.47
6.875                                               4               $ 1,584,687                 6.16
7.125                                               1               $   373,571                 1.45
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                         MONTHS REMAINING TO MATURITY

                                                 Number of          Aggregate          Percentage of Mortgage
Months Remaining to Maturity                  Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
335                                                 3               $ 1,300,043                 5.06         %
334                                                21               $ 8,901,039                34.62
333                                                17               $ 6,928,328                26.95
332                                                13               $ 5,365,664                20.87
331                                                 5               $ 2,188,702                 8.51
328                                                 1               $   297,069                 1.16
327                                                 2               $   727,248                 2.83
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================

                                        ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                                Number of          Aggregate          Percentage of Mortgage
Loan-to-Value Ratios(%)                       Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                        3               $ 1,063,186                 4.14         %
55.01 - 60.00                                       1               $   634,184                 2.47
60.01 - 65.00                                       2               $ 1,039,509                 4.04
65.01 - 70.00                                       6               $ 3,216,065                12.51
70.01 - 75.00                                      12               $ 4,699,939                18.28
75.01 - 80.00                                      32               $12,922,204                50.27
85.01 - 90.00                                       2               $   704,106                 2.74
90.01 - 95.00                                       4               $ 1,428,901                 5.56
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                      GEOGRAPHIC DISTRIBUTION

                                                 Number of           Aggregate         Percentage of Mortgage
State                                         Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
Arizona                                             2               $   848,943                 3.30         %
California                                         30               $11,860,485                46.14
Colorado                                            4               $ 1,689,936                 6.57
Florida                                             4               $ 1,557,395                 6.06
Georgia                                             1               $   315,097                 1.23
Illinois                                            1               $   433,338                 1.69
Kentucky                                            1               $   370,405                 1.44
Michigan                                            1               $   313,561                 1.22
Missouri                                            2               $ 1,206,136                 4.69
North Carolina                                      1               $   297,069                 1.16
Nevada                                              1               $   302,425                 1.18
New York                                            2               $ 1,084,013                 4.22
Ohio                                                1               $   373,571                 1.45
Oregon                                              1               $   474,848                 1.85
Texas                                               4               $ 1,793,415                 6.98
Utah                                                2               $ 1,199,471                 4.67
Virginia                                            2               $   803,369                 3.12
Washington                                          2               $   784,617                 3.05
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                PROPERTY TYPE

                                                 Number of          Aggregate          Percentage of Mortgage
Property Type                                 Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
Single Family Residence                            37               $15,461,286                60.14         %
Planned Unit Development                           20               $ 8,343,849                32.46
Low-rise Condominium                                2               $   720,751                 2.80
High-rise Condominium                               2               $   712,594                 2.77
2-4 Unit Property                                   1               $   469,614                 1.83
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                      LOAN PURPOSE

                                                 Number of          Aggregate          Percentage of Mortgage
Loan Purpose                                  Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
Purchase                                           35               $14,298,968                55.62         %
Refinance (rate-term)                              17               $ 7,674,592                29.85
Refinance (cash-out)                               10               $ 3,734,534                14.53
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                  OCCUPANCY

                                                 Number of          Aggregate          Percentage of Mortgage
Occupancy Type                                Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
Owner Occupied                                     58               $23,907,064                92.99         %
Secondary Residence                                 4               $ 1,801,030                 7.01
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                  DOCUMENTATION PROGRAM

                                                 Number of          Aggregate          Percentage of Mortgage
Type of Program                               Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
Full/Alternative                                   48               $19,827,363                77.12         %
Reduced                                            14               $ 5,880,731                22.88
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                  GROSS MARGIN

                                                 Number of          Aggregate          Percentage of Mortgage
Gross Margin                                  Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
2.250                                              57               $23,641,914                91.96         %
2.750                                               3               $ 1,304,753                 5.08
3.125                                               2               $   761,427                 2.96
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                  NEXT RATE ADJUSTMENT DATE

Next Rate                                        Number of           Aggregate         Percentage of Mortgage
Adjustment Date                               Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
December 2006                                       2               $   727,248                 2.83         %
January 2007                                        1               $   297,069                 1.16
April 2007                                          5               $ 2,188,702                 8.51
May 2007                                           13               $ 5,365,664                20.87
June 2007                                          17               $ 6,928,328                26.95
July 2007                                          21               $ 8,901,039                34.62
August 2007                                         3               $ 1,300,043                 5.06
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months
to Next Adjustment                               Number of          Aggregate          Percentage of Mortgage
Date (Months)                                 Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
27                                                  2               $   727,248                 2.83         %
28                                                  1               $   297,069                 1.16
31                                                  5               $ 2,188,702                 8.51
32                                                 13               $ 5,365,664                20.87
33                                                 17               $ 6,928,328                26.95
34                                                 21               $ 8,901,039                34.62
35                                                  3               $ 1,300,043                 5.06
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                            MAXIMUM MORTGAGE RATE

Maximum                                          Number of          Aggregate          Percentage of Mortgage
Mortgage Rates(%)                             Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
10.000                                              1               $   367,489                 1.43         %
10.500                                              1               $   627,987                 2.44
10.625                                              1               $   315,223                 1.23
10.750                                              4               $ 1,926,074                 7.49
10.875                                              5               $ 2,068,193                 8.04
11.000                                              7               $ 2,779,399                10.81
11.125                                              9               $ 3,901,808                15.18
11.250                                              5               $ 1,960,890                 7.63
11.375                                              8               $ 2,755,130                10.72
11.500                                             10               $ 4,016,481                15.62
11.625                                              2               $   854,668                 3.32
11.750                                              4               $ 2,176,492                 8.47
11.875                                              4               $ 1,584,687                 6.16
12.125                                              1               $   373,571                 1.45
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                          INITIAL PERIODIC RATE CAP

Initial Periodic                                 Number of          Aggregate          Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
5.000                                              62               $25,708,094               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                       Number of           Aggregate         Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance      Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
2.000                                              62               $25,708,094               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                            MINIMUM MORTGAGE RATE

                                                 Number of           Aggregate         Percentage of Mortgage
Minimum Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
2.250                                              57               $23,641,914                91.96         %
2.750                                               3               $ 1,304,753                 5.08
3.125                                               2               $   761,427                 2.96
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================


                                                LOAN PROGRAMS

                                                 Number of           Aggregate         Percentage of Mortgage
Loan Programs                                 Mortgage Loans     Principal Balance     Loans in Loan Group 5
-------------------------------------------------------------------------------------------------------------
5/1 LIBOR                                          62               $25,708,094               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              62               $25,708,094               100.00         %
=============================================================================================================

Summary of Mortgage Loans in Group 6
(As of Reference Date)

Total Number of Loans                                41
Aggregate Principal Balance                     $15,985,356
Average Principal                                 $389,887            $87,532 to $998,437
Weighted Average Mortgage Rate                      6.924%             6.125% to 7.500%
Net Weighted Average Mortgage Rate                  6.665%             5.866% to 7.241%
Weighted Average Original Term (months)               360                360  to 360
Weighted Average Remaining Term (months)              332                326  to 333
Weighted Average Combined LTV                       75.73%             33.81% to 80.00%
Weighted Average Gross Margin                       2.718%             2.250% to 2.750%
Weighted Average Months to Next Adjustment             32                 26  to 33
Weighted Average Initial Periodic Cap               5.000%             5.000% to 5.000%
Weighted Average Subsequent Periodic Cap            1.000%             1.000% to 1.000%
Weighted Average Maximum Mortgage Rate             11.935%            11.125% to 13.125%
Weighted Average Minimum Mortgage Rate              2.718%             2.250% to 2.750%


                                          CURRENT PRINCIPAL BALANCES

Range of Current                                 Number of         Aggregate           Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                            1               $    87,532                 0.55         %
$100,000.01 - $150,000.00                           2               $   258,738                 1.62
$200,000.01 - $250,000.00                           3               $   685,321                 4.29
$300,000.01 - $350,000.00                          13               $ 4,213,234                26.36
$350,000.01 - $400,000.00                           8               $ 3,050,066                19.08
$400,000.01 - $450,000.00                           4               $ 1,707,685                10.68
$450,000.01 - $500,000.00                           2               $   961,054                 6.01
$500,000.01 - $550,000.00                           4               $ 2,041,113                12.77
$600,000.01 - $650,000.00                           2               $ 1,232,177                 7.71
$700,000.01 - $750,000.00                           1               $   750,000                 4.69
$750,000.01 - $1,000,000.00                         1               $   998,437                 6.25
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                            CURRENT MORTGAGE RATES

                                                 Number of          Aggregate          Percentage of Mortgage
Current Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
6.125                                               2               $   446,532                 2.79         %
6.500                                               3               $ 1,309,852                 8.19
6.625                                               4               $ 2,218,416                13.88
6.750                                               4               $ 1,373,964                 8.60
6.875                                               9               $ 3,441,923                21.53
7.000                                               5               $ 1,507,894                 9.43
7.125                                               6               $ 2,323,632                14.54
7.250                                               3               $ 1,262,101                 7.90
7.375                                               4               $ 1,768,964                11.07
7.500                                               1               $   332,077                 2.08
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================

                                         MONTHS REMAINING TO MATURITY

                                                Number of           Aggregate          Percentage of Mortgage
Months Remaining to Maturity                  Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
333                                                16               $ 6,045,380                37.82         %
332                                                22               $ 9,131,946                57.13
331                                                 2               $   720,498                 4.51
326                                                 1               $    87,532                 0.55
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================



                                        ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                               Number of           Aggregate          Percentage of Mortgage
Loan-to-Value Ratios(%)                       Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                        2               $   817,987                 5.12         %
55.01 - 60.00                                       1               $   512,607                 3.21
60.01 - 65.00                                       1               $    87,532                 0.55
65.01 - 70.00                                       1               $   395,000                 2.47
70.01 - 75.00                                       4               $ 2,199,787                13.76
75.01 - 80.00                                      32               $11,972,442                74.90
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                           GEOGRAPHIC DISTRIBUTION

                                                Number of           Aggregate          Percentage of Mortgage
State                                         Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
Arizona                                             1               $   511,789                 3.20         %
California                                         28               $11,781,138                73.70
Colorado                                            1               $   308,623                 1.93
District of Columbia                                1               $   350,573                 2.19
Georgia                                             4               $ 1,285,755                 8.04
Illinois                                            2               $   788,155                 4.93
Minnesota                                           1               $   511,016                 3.20
Texas                                               1               $    87,532                 0.55
Washington                                          2               $   360,775                 2.26
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                                PROPERTY TYPE

                                                Number of            Aggregate         Percentage of Mortgage
Property Type                                 Mortgage Loans     Principal Balance     Loans in Loan Group 6

-------------------------------------------------------------------------------------------------------------
Single Family Residence                            26               $ 9,866,639                61.72         %
Planned Unit Development                            9               $ 3,901,275                24.41
Low-rise Condominium                                6               $ 2,217,442                13.87
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================



                                                 LOAN PURPOSE

                                                Number of           Aggregate          Percentage of Mortgage
Loan Purpose                                  Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
Purchase                                           14                $5,809,001                36.34         %
Refinance (cash-out)                               15               $ 5,701,324                35.67
Refinance (rate-term)                              12               $ 4,475,031                27.99
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                                  OCCUPANCY

                                                Number of           Aggregate          Percentage of Mortgage
Occupancy Type                                Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
Owner Occupied                                     40               $15,863,500                99.24         %
Investor Property                                   1               $   121,856                 0.76
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================

                                            DOCUMENTATION PROGRAM

                                                Number of           Aggregate          Percentage of Mortgage
Type of Program                               Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
Reduced                                            32               $12,671,713                79.27         %
Full/Alternative                                    9               $ 3,313,643                20.73
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                                 GROSS MARGIN

                                                Number of           Aggregate          Percentage of Mortgage
Gross Margin                                  Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
2.250                                               3               $ 1,013,413                 6.34         %
2.750                                              38               $14,971,943                93.66
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356                100.00        %
=============================================================================================================

                                          NEXT RATE ADJUSTMENT DATE

Next Rate                                        Number of          Aggregate          Percentage of Mortgage
Adjustment Date                               Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
November 2006                                       1               $    87,532                 0.55         %
April 2007                                          2               $   720,498                 4.51
May 2007                                           22               $ 9,131,946                57.13
June 2007                                          16               $ 6,045,380                37.82
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================



                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                              Number of          Aggregate          Percentage of Mortgage
Next Adjustment Date (Months)                 Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
26                                                  1               $    87,532                 0.55         %
31                                                  2               $   720,498                 4.51
32                                                 22               $ 9,131,946                57.13
33                                                 16               $ 6,045,380                37.82
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                            MAXIMUM MORTGAGE RATE

                                                 Number of          Aggregate          Percentage of Mortgage
Maximum Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
11.125                                              1               $   359,000                 2.25         %
11.500                                              3               $ 1,309,852                 8.19
11.625                                              4               $ 2,218,416                13.88
11.750                                              4               $ 1,373,964                  8.6
11.875                                              9               $ 3,441,923                21.53
12.000                                              5               $ 1,507,894                 9.43
12.125                                              6               $ 2,323,632                14.54
12.250                                              3               $ 1,262,101                  7.9
12.375                                              4               $ 1,768,964                11.07
12.500                                              1               $   332,077                 2.08
13.125                                              1               $    87,532                 0.55
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                          INITIAL PERIODIC RATE CAP

Initial Periodic                                 Number of          Aggregate          Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
5.000                                              41               $15,985,356               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                       Number of          Aggregate          Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
1.000                                              41               $15,985,356               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================



                                            MINIMUM MORTGAGE RATE

                                                 Number of          Aggregate          Percentage of Mortgage
Minimum Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
2.250                                               3               $ 1,013,413                 6.34         %
2.750                                              38               $14,971,943                93.66
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================


                                                LOAN PROGRAMS

                                                 Number of          Aggregate          Percentage of Mortgage
Loan Programs                                 Mortgage Loans     Principal Balance     Loans in Loan Group 6
-------------------------------------------------------------------------------------------------------------
5/25 LIBOR                                         41               $15,985,356               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              41               $15,985,356               100.00         %
=============================================================================================================

Summary of Mortgage Loans in Group 7
(As of Reference Date)

Total Number of Loans                               27
Aggregate Principal Balance                     $9,826,778
Average Principal                                $363,955          $100,383  to $883,475
Weighted Average Mortgage Rate                      6.191%            5.250% to 6.875%
Net Weighted Average Mortgage Rate                  5.932%            4.991% to 6.616%
Weighted Average Original Term (months)               360               360  to 360
Weighted Average Remaining Term (months)              331               326  to 334
Weighted Average Combined LTV                       72.84%            45.25% to 88.84%
Weighted Average Gross Margin                       2.511%            2.250% to 2.750%
Weighted Average Months to Next Adjustment             56                50  to 88
Weighted Average Initial Periodic Cap               5.000%            5.000% to 5.000%
Weighted Average Subsequent Periodic Cap            2.000%            2.000% to 2.000%
Weighted Average Maximum Mortgage Rate             11.191%           10.250% to 11.875%
Weighted Average Minimum Mortgage Rate              2.511%            2.250% to 2.750%


                                          CURRENT PRINCIPAL BALANCES

Range of Current                                 Number of          Aggregate          Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                           6                $  750,940                 7.64         %
$150,000.01 - $200,000.00                           1                $  171,064                 1.74
$200,000.01 - $250,000.00                           2                $  406,452                 4.14
$300,000.01 - $350,000.00                           3                $  988,112                10.06
$350,000.01 - $400,000.00                           4                $1,491,111                15.17
$400,000.01 - $450,000.00                           1                $  423,985                 4.31
$450,000.01 - $500,000.00                           4                $1,872,179                19.05
$500,000.01 - $550,000.00                           2                $1,050,060                10.69
$550,000.01 - $600,000.00                           2                $1,162,399                11.83
$600,000.01 - $650,000.00                           1                $  627,000                 6.38
$750,000.01 - $1,000,000.00                         1                $  883,475                 8.99
-------------------------------------------------------------------------------------------------------------
Total                                              27                $9,826,778               100.00         %
=============================================================================================================


                                            CURRENT MORTGAGE RATES

                                                 Number of          Aggregate          Percentage of Mortgage
Current Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
5.250                                               1               $   627,000                 6.38         %
5.500                                               1               $   387,940                 3.95
5.750                                               7               $ 1,984,313                20.19
5.875                                               1               $   171,064                 1.74
6.000                                               1               $   883,475                 8.99
6.125                                               4               $ 1,237,731                12.60
6.250                                               1               $   202,369                 2.06
6.375                                               4               $   926,200                 9.43
6.500                                               2               $   998,795                10.16
6.750                                               2               $   841,720                 8.57
6.875                                               3               $ 1,566,171                15.94
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                         MONTHS REMAINING TO MATURITY

                                                 Number of          Aggregate          Percentage of Mortgage
Months Remaining to Maturity                  Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
334                                                 6               $ 2,362,575                24.04         %
333                                                 3               $ 1,182,698                12.04
332                                                 2               $   702,870                 7.15
331                                                 3               $ 1,280,468                13.03
329                                                 1               $   100,383                 1.02
328                                                 7               $ 2,893,861                29.45
327                                                 2               $   781,745                 7.96
326                                                 3               $   522,180                 5.31
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================



                                        ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                                Number of          Aggregate          Percentage of Mortgage
Loan-to-Value Ratios(%)                       Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                        1               $   202,369                 2.06         %
50.01 - 55.00                                       1               $   423,985                 4.31
55.01 - 60.00                                       1               $   627,000                 6.38
60.01 - 65.00                                       2               $   849,372                 8.64
65.01 - 70.00                                       2               $   821,557                 8.36
70.01 - 75.00                                       3               $ 1,388,087                14.13
75.01 - 80.00                                      16               $ 5,390,250                54.85
85.01 - 90.00                                       1               $   124,158                 1.26
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                           GEOGRAPHIC DISTRIBUTION

                                                 Number of          Aggregate          Percentage of Mortgage
State                                         Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
Arizona                                             1               $   530,060                 5.39         %
California                                         10               $ 3,952,706                40.22
Colorado                                            2               $   826,833                 8.41
Connecticut                                         1               $   520,000                 5.29
Florida                                             1               $   381,906                 3.89
Georgia                                             6               $   986,534                10.04
Illinois                                            1               $   584,738                 5.95
Indiana                                             1               $   100,383                 1.02
Nevada                                              1               $   485,856                 4.94
Tennessee                                           2               $   574,288                 5.84
Texas                                               1               $   883,475                 8.99
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                                PROPERTY TYPE

                                                Number of           Aggregate          Percentage of Mortgage
Property Type                                 Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
Single Family Residence                            17               $ 5,961,374                60.66         %
Planned Unit Development                            6               $ 2,223,609                22.63
Low-rise Condominium                                3               $ 1,217,811                12.39
2-4 Unit Property                                   1               $   423,985                 4.31
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================



                                                 LOAN PURPOSE

                                                 Number of          Aggregate          Percentage of Mortgage
Loan Purpose                                  Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
Purchase                                           13               $ 6,051,562                61.58         %
Refinance (rate-term)                              12               $ 3,216,983                32.74
Refinance (cash-out)                                2               $   558,233                 5.68
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                                  OCCUPANCY

                                                 Number of          Aggregate          Percentage of Mortgage
Occupancy Type                                Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
Owner Occupied                                     26               $ 9,624,409                97.94         %
Secondary Residence                                 1               $   202,369                 2.06
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                            DOCUMENTATION PROGRAM

                                                 Number of          Aggregate          Percentage of Mortgage
Type of Program                               Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
Full/Alternative                                   24               $ 8,950,030                91.08         %
Reduced                                             3               $   876,748                 8.92
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
-------------------------------------------------------------------------------------------------------------


                                                 GROSS MARGIN

                                                 Number of          Aggregate          Percentage of Mortgage
Gross Margin                                  Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
    2.250                                          11               $ 4,695,162                47.78         %
    2.750                                          16               $ 5,131,616                52.22
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================



                                          NEXT RATE ADJUSTMENT DATE

Next Rate                                        Number of          Aggregate          Percentage of Mortgage
Adjustment Date                               Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
November 2008                                       3               $   522,180                 5.31         %
December 2008                                       2               $   781,745                 7.96
January 2009                                        6               $ 2,469,876                25.13
February 2009                                       1               $   100,383                 1.02
April 2009                                          3               $ 1,280,468                13.03
May 2009                                            2               $   702,870                 7.15
June 2009                                           3               $ 1,182,698                12.04
July 2009                                           6               $ 2,362,575                24.04
January 2012                                        1               $   423,985                 4.31
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                              Number of          Aggregate          Percentage of Mortgage
Next Adjustment Date (Months)                 Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
50                                                  3               $   522,180                 5.31         %
51                                                  2               $   781,745                 7.96
52                                                  6               $ 2,469,876                25.13
53                                                  1               $   100,383                 1.02
55                                                  3               $ 1,280,468                13.03
56                                                  2               $   702,870                 7.15
57                                                  3               $ 1,182,698                12.04
58                                                  6               $ 2,362,575                24.04
88                                                  1               $   423,985                 4.31
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                            MAXIMUM MORTGAGE RATE

                                                 Number of          Aggregate          Percentage of Mortgage
Maximum Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
10.250                                              1               $   627,000                 6.38         %
10.500                                              1               $   387,940                 3.95
10.750                                              7               $ 1,984,313                20.19
10.875                                              1               $   171,064                 1.74
11.000                                              1               $   883,475                 8.99
11.125                                              4               $ 1,237,731                 12.6
11.250                                              1               $   202,369                 2.06
11.375                                              4               $   926,200                 9.43
11.500                                              2               $   998,795                10.16
11.750                                              2               $   841,720                 8.57
11.875                                              3               $ 1,566,171                15.94
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================



                                          INITIAL PERIODIC RATE CAP

Initial Periodic                                 Number of          Aggregate          Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
5.000                                              27               $ 9,826,778               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================


                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                       Number of          Aggregate          Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
2.000                                              27                $9,826,778               100.00         %
-------------------------------------------------------------------------------------------------------------
Total                                              27                $9,826,778               100.00         %
=============================================================================================================


                                            MINIMUM MORTGAGE RATE

                                                 Number of          Aggregate          Percentage of Mortgage
Minimum Mortgage Rates(%)                     Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
2.250                                              11                $4,695,162                47.78         %
2.750                                              16                $5,131,616                52.22
-------------------------------------------------------------------------------------------------------------
Total                                              27                $9,826,778               100.00         %
=============================================================================================================


                                                LOAN PROGRAMS

                                                 Number of          Aggregate          Percentage of Mortgage
Loan Programs                                 Mortgage Loans     Principal Balance     Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------------
7/1 CMT                                            13               $ 3,661,277                37.26         %
7/1 LIBOR                                          13               $ 5,741,516                58.43
10/1 LIBOR                                          1               $   423,985                 4.31
-------------------------------------------------------------------------------------------------------------
Total                                              27               $ 9,826,778               100.00         %
=============================================================================================================

                                                  EXHIBIT 2

   THE                                                                                                    Distribution Date: 9/21/04
 BANK OF
   NEW
   YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318
                                           Certificateholder Monthly Distribution Summary


                                Certificate                      Pass                                                   Current
                      Class        Rate          Beginning     Through      Principal      Interest         Total      Realized
Class     Cusip    Description     Type           Balance      Rate (%)   Distribution   Distribution   Distribution    Losses
------------------------------------------------------------------------------------------------------------------------------------
 1A1    12669CS92    Senior     Var-30/360     18,361,407.91   4.715775     834,559.68    72,156.88       906,716.56        0.00
 2A1    12669CT26    Senior     Var-30/360     14,810,087.87   4.962002     430,144.55    61,239.74       491,384.29        0.00
 3A1    12669CT34    Senior     Var-30/360      1,304,799.64   4.615048       1,725.71     5,018.09         6,743.81        0.00
 4A1    12669CT42    Senior     Var-30/360      2,390,441.55   5.029155     271,651.17    10,018.25       281,669.42        0.00
 5A1    12669CT59    Senior     Var-30/360     22,109,931.97   4.545220   2,047,748.89    82,912.75     2,130,661.64        0.00
 6A1    12669CT67    Senior     Var-30/360     13,277,442.76   4.957655   1,434,397.78    54,723.60     1,489,121.38        0.00
 7A1    12669CT75    Senior     Var-30/360      7,778,458.11   5.082402      63,856.25    32,944.37        96,800.62        0.00
  1X    12669CT83   Strip IO    Var-30/360     99,162,339.60   1.125491           0.00    92,616.48        92,616.48        0.00
  AR    12669CT91    Senior     Fix-30/360              0.00   0.000000           0.00         0.00             0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
  M     12669CU24    Junior     Var-30/360      5,598,373.59   4.792371     175,315.07    22,280.54       197,595.61        0.00
  B1    12669CU32    Junior     Var-30/360      4,826,017.32   4.792371     151,128.46    19,206.70       170,335.15        0.00
  B2    12669CU40    Junior     Var-30/360      3,860,706.36   4.792371     120,899.40    15,364.93       136,264.33        0.00
  B3    12669CX47    Junior     Var-30/360      2,509,486.01   4.792371      78,585.45     9,987.31        88,572.76        0.00
  B4    12669CX54    Junior     Var-30/360        965,310.96   4.792371      30,229.06     3,841.77        34,070.82        0.00
  B5    12669CX62    Junior     Var-30/360      1,369,875.54   4.792371      42,898.06     5,451.86        48,349.93   -4,667.96
------------------------------------------------------------------------------------------------------------------------------------
Totals                                         99,162,339.59              5,683,139.53   487,763.27     6,170,902.80   -4,667.96
====================================================================================================================================




                         Cumulative
           Ending         Realized
Class      Balance         Losses
----------------------------------
 1A1    17,526,848.24         0.00
 2A1    14,379,943.32         0.00
 3A1     1,303,073.92         0.00
 4A1     2,118,790.39         0.00
 5A1    20,062,183.08         0.00
 6A1    11,843,044.98         0.00
 7A1     7,714,601.86         0.00
  1X    93,483,868.03         0.00
  AR             0.00         0.00
----------------------------------
  M      5,423,058.52         0.00
  B1     4,674,888.87         0.00
  B2     3,739,806.96         0.00
  B3     2,430,900.56         0.00
  B4       935,081.90         0.00
  B5     1,331,645.44   201,269.28
----------------------------------
Totals  93,483,868.04   201,269.28
==================================

   THE                                                                                                    Distribution Date: 9/21/04
 BANK OF
   NEW
   YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

                                                   Principal Distribution Detail


                      Original         Beginning    Scheduled                   Unscheduled          Net            Current
                    Certificate      Certificate    Principal       Accretion    Principal        Principal         Realized
Class      Cusip      Balance           Balance    Distribution     Principal   Adjustments      Distribution        Losses
------------------------------------------------------------------------------------------------------------------------------------
 1A1    12669CS92  128,416,000.00   18,361,407.91    834,559.68        0.00         0.00           834,559.68         0.00
 2A1    12669CT26   41,831,000.00   14,810,087.87    430,144.55        0.00         0.00           430,144.55         0.00
 3A1    12669CT34   10,406,000.00    1,304,799.64      1,725.71        0.00         0.00             1,725.71         0.00
 4A1    12669CT42   41,736,000.00    2,390,441.55    271,651.17        0.00         0.00           271,651.17         0.00
 5A1    12669CT59  204,316,000.00   22,109,931.97  2,047,748.89        0.00         0.00         2,047,748.89         0.00
 6A1    12669CT67  178,300,000.00   13,277,442.76  1,434,397.78        0.00         0.00         1,434,397.78         0.00
 7A1    12669CT75   77,399,000.00    7,778,458.11     63,856.25        0.00         0.00            63,856.25         0.00
  1X    12669CT83  718,319,682.00   99,162,339.60          0.00        0.00         0.00                 0.00         0.00
  AR    12669CT91          100.00            0.00          0.00        0.00         0.00                 0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
  M     12669CU24   10,416,000.00    5,598,373.59    175,315.07        0.00         0.00           175,315.07         0.00
  B1    12669CU32    8,979,000.00    4,826,017.32    151,128.46        0.00         0.00           151,128.46         0.00
  B2    12669CU40    7,183,000.00    3,860,706.36    120,899.40        0.00         0.00           120,899.40         0.00
  B3    12669CX47    4,669,000.00    2,509,486.01     78,585.45        0.00         0.00            78,585.45         0.00
  B4    12669CX54    1,796,000.00      965,310.96     30,229.06        0.00         0.00            30,229.06         0.00
  B5    12669CX62    2,872,582.06    1,369,875.54     42,898.06        0.00         0.00            42,898.06    -4,667.96
------------------------------------------------------------------------------------------------------------------------------------
Totals             718,319,682.06   99,162,339.59  5,683,139.53        0.00         0.00         5,683,139.53    -4,667.96
====================================================================================================================================


               Ending              Ending
             Certificate         Certificate
Class          Balance             Factor
----------------------------------------------
 1A1        17,526,848.24       0.13648492583
 2A1        14,379,943.32       0.34376283898
 3A1         1,303,073.92       0.12522332536
 4A1         2,118,790.39       0.05076649381
 5A1        20,062,183.08       0.09819193346
 6A1        11,843,044.98       0.06642201335
 7A1         7,714,601.86       0.09967314637
  1X        93,483,868.03       0.13014242874
  AR                 0.00       0.00000000000
---------------------------------------------
  M          5,423,058.52       0.52064693922
  B1         4,674,888.87       0.52064693922
  B2         3,739,806.96       0.52064693922
  B3         2,430,900.56       0.52064693922
  B4           935,081.90       0.52064693922
  B5         1,331,645.44       0.46357089716
---------------------------------------------
Totals      93,483,868.04
=============================================

   THE                                                                                                    Distribution Date: 9/21/04
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

                                                    Interest Distribution Detal


              Beginning              Pass              Accrued             Cumulative                          Total
             Certificate            Through            Optimal               Unpaid          Deferred         Interest
Class          Balance             Rate (%)            Interest             Interest         Interest            Due
------------------------------------------------------------------------------------------------------------------------------------
  1A1       18,361,407.91           4.715775          72,156.88               0.00               0.00          72,156.88
  2A1       14,810,087.87           4.962002          61,239.74               0.00               0.00          61,239.74
  3A1        1,304,799.64           4.615048           5,018.09               0.00               0.00           5,018.09
  4A1        2,390,441.55           5.029155          10,018.25               0.00               0.00          10,018.25
  5A1       22,109,931.97           4.545220          83,745.43               0.00               0.00          83,745.43
  6A1       13,277,442.76           4.957655          54,854.15               0.00               0.00          54,854.15
  7A1        7,778,458.11           5.082402          32,944.37               0.00               0.00          32,944.37
  1X        99,162,339.60           1.125491          93,005.31               0.00               0.00          93,005.31
  AR                 0.00           0.000000               0.00               0.00               0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------
   M         5,598,373.59           4.792371          22,357.90               0.00               0.00          22,357.90
  B1         4,826,017.32           4.792371          19,273.39               0.00               0.00          19,273.39
  B2         3,860,706.36           4.792371          15,418.28               0.00               0.00          15,418.28
  B3         2,509,486.01           4.792371          10,021.99               0.00               0.00          10,021.99
  B4           965,310.96           4.792371           3,855.11               0.00               0.00           3,855.11
  B5         1,369,875.54           4.792371           5,470.79               0.00               0.00           5,470.79
------------------------------------------------------------------------------------------------------------------------------------
Totals      99,162,339.59                            489,379.68               0.00               0.00         489,379.68
====================================================================================================================================


                Net              Unscheduled
             Prepayment            Interest        Interest
Class       Int Shortfall         Adjustment         Paid
------------------------------------------------------------
  1A1             0.00               0.00          72,156.88
  2A1             0.00               0.00          61,239.74
  3A1             0.00               0.00           5,018.09
  4A1             0.00               0.00          10,018.25
  5A1           832.68               0.00          82,912.75
  6A1           130.55               0.00          54,723.60
  7A1             0.00               0.00          32,944.37
  1X            388.83               0.00          92,616.48
  AR              0.00               0.00               0.00
------------------------------------------------------------
   M             77.36               0.00          22,280.54
  B1             66.69               0.00          19,206.70
  B2             53.35               0.00          15,364.93
  B3             34.68               0.00           9,987.31
  B4             13.34               0.00           3,841.77
  B5             18.93               0.00           5,451.86
------------------------------------------------------------
Totals        1,616.41               0.00         487,763.27
============================================================

   THE                                                                                                    Distribution Date: 9/21/04
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

                                                    Current Payment Information
                                                         Factors per $1,000


                               Original        Beginning Cert.                                       Ending Cert.        Pass
                             Certificate          Notional        Principal          Interest          Notional         Through
 Class       Cusip             Balance             Balance       Distribution      Distribution         Balance          Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1       12669CS92      128,416,000.00      142.983801979       6.498876149      0.561899480      136.484925829      4.715775
  2A1       12669CT26       41,831,000.00      354.045752399      10.282913420      1.463979765      343.762838980      4.962002
  3A1       12669CT34       10,406,000.00      125.389163510       0.165838145      0.482230875      125.223325364      4.615048
  4A1       12669CT42       41,736,000.00       57.275291222       6.508797410      0.240038597       50.766493812      5.029155
  5A1       12669CT59      204,316,000.00      108.214393243      10.022459787      0.405806442       98.191933456      4.545220
  6A1       12669CT67      178,300,000.00       74.466869105       8.044855751      0.306918684       66.422013354      4.957655
  7A1       12669CT75       77,399,000.00      100.498173175       0.825026810      0.425643409       99.673146366      5.082402
  1X        12669CT83      718,319,682.00      138.047643807       0.000000000      0.128934906      130.142428744      1.125491
  AR        12669CT91              100.00        0.000000000       0.000000000      0.000000000        0.000000000      0.000000
------------------------------------------------------------------------------------------------------------------------------------
   M        12669CU24       10,416,000.00      537.478263022      16.831323806      2.139068632      520.646939215      4.792371
  B1        12669CU32        8,979,000.00      537.478263022      16.831323806      2.139068632      520.646939215      4.792371
  B2        12669CU40        7,183,000.00      537.478263022      16.831323806      2.139068632      520.646939215      4.792371
  B3        12669CX47        4,669,000.00      537.478263022      16.831323806      2.139068632      520.646939215      4.792371
  B4        12669CX54        1,796,000.00      537.478263022      16.831323806      2.139068632      520.646939215      4.792371
  B5        12669CX62        2,872,582.06      476.879516800      14.933624828      1.897896317      463.570897155      4.792371
------------------------------------------------------------------------------------------------------------------------------------
Totals                     718,319,682.06      138.047643781       7.911713506      0.679033698      130.142428747
====================================================================================================================================

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

------------------------------------------------------------
Pool Level Data

Distribution Date                               9/21/04
Cut-off Date                                    7/ 1/02
Determination Date                              9/ 1/04
Accrual Period 30/360                   Begin   8/ 1/04
                                        End     9/ 1/04
Number of Days in 30/360 Accrual                     30
Period
------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                             Collateral Information                          Group 1           Group 2           Group 3
-------------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                                      135,174,249.74     44,032,246.49     10,953,895.96

Beginning Aggregate Pool Stated Principal Balance                          22,335,082.12     16,269,141.51      1,643,671.16
Ending Aggregate Pool Stated Principal Balance                             21,419,034.62     15,818,803.28      1,641,747.11

Beginning Aggregate Loan Count                                                        48               113                 4
Loans Paid Off or Otherwise Removed Pursuant to PSA                                    2                 3                 0
Ending Aggregate Loan Count                                                           46               110                 4

Beginning Weighted Average Loan Rate (WAC)                                     5.965636%         5.700136%         6.146048%
Ending Weighted Average Loan Rate (WAC)                                        5.955690%         5.707740%         6.146050%

Beginning Net Weighted Average Loan Rate                                       5.706636%         5.255600%         5.887048%
Ending Net Weighted Average Loan Rate                                          5.696690%         5.261550%         5.887050%

Weighted Average Maturity (WAM) (Months)                                             332               331               332

Servicer Advances                                                              11,825.11         11,586.19              0.00

Aggregate Pool Prepayment                                                     890,588.04        430,417.52             41.35
Pool Prepayment Rate (CPR)                                                       38.6673           27.5409            0.0302

-------------------------------------------------------------------------------------------------------------------------------
                             Collateral Information                            Group 4           Group 5           Group 6
-------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                       43,932,837.94    215,069,821.56    187,683,723.91

Beginning Aggregate Pool Stated Principal Balance                           3,403,191.60     27,996,411.67     17,616,549.19
Ending Aggregate Pool Stated Principal Balance                              3,084,054.73     25,708,093.79     15,985,356.18

Beginning Aggregate Loan Count                                                        11                68                43

-------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

------------------------------------------------------------------------------------------------------------------------------
                         Collateral Information                                  Group 4           Group 5           Group 6
------------------------------------------------------------------------------------------------------------------------------

Loans Paid Off or Otherwise Removed Pursuant to PSA                                     1                 6                2
Ending Aggregate Loan Count                                                            10                62               41

Beginning Weighted Average Loan Rate (WAC)                                      6.695226%         6.253304%        6.909693%
Ending Weighted Average Loan Rate (WAC)                                         6.715183%         6.251012%        6.923937%

Beginning Net Weighted Average Loan Rate                                        6.436226%         5.966401%        6.650693%
Ending Net Weighted Average Loan Rate                                           6.456183%         5.968154%        6.664937%

Weighted Average Maturity (WAM) (Months)                                              332               333              332

Servicer Advances                                                                2,601.44         19,247.90         5,129.61

Aggregate Pool Prepayment                                                      315,916.07      2,259,736.81     1,626,063.69
Pool Prepayment Rate (CPR)                                                        68.9714           63.6141          68.7295
------------------------------------------------------------------------------------------------------------------------------
                             Collateral Information                                        Group 7                 Total
------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                                      81,472,906.46     718,319,682.06

Beginning Aggregate Pool Stated                                                            9,898,292.35      99,162,339.60
Principal Balance
Ending Aggregate Pool Stated                                                               9,826,778.32      93,483,868.03
Principal Balance

Beginning Aggregate Loan Count                                                                       28                315
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                   1                 15
Ending Aggregate Loan Count                                                                          27                300

Beginning Weighted Average Loan                                                               6.193755%          6.221809%
Rate (WAC)
Ending Weighted Average Loan Rate                                                             6.190504%          6.213595%
(WAC)

Beginning Net Weighted Average                                                                5.911442%          5.922164%
Loan Rate
Ending Net Weighted Average Loan                                                              5.908042%          5.913893%
Rate

Weighted Average Maturity (WAM)                                                                     331                332
(Months)

Servicer Advances                                                                                  0.00          50,390.25

Aggregate Pool Prepayment                                                                     60,487.27       5,583,250.75
Pool Prepayment Rate (CPR)                                                                       7.0992            50.1476
------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
    Delinquency Information                     Group 1                            Group 2                       Group 3
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                1,483,613.75     6.926614%           797,590.76     5.042042%            0.00     0.000000%
              # of loans                        3     6.521739%                    4     3.636364%               0     0.000000%

60-89 Days    Balance                  360,650.28     1.683784%           129,818.33     0.820658%            0.00     0.000000%
              # of loans                        1     2.173913%                    1     0.909091%               0     0.000000%

90+ Days      Balance                        0.00     0.000000%           312,073.81     1.972803%            0.00     0.000000%
              # of loans                        0     0.000000%                    2     1.818182%               0     0.000000%

Total         Balance                1,844,264.03     8.610398%         1,239,482.90     7.835504%            0.00     0.000000%
              # of loans                        4     8.695652%                    7     6.363636%               0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------
    Delinquency Information                     Group 4                            Group 5                       Group 6
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%           690,777.10     2.687002%            0.00     0.000000%
              # of loans                        0     0.000000%                    2     3.225806%               0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%      321,216.05     2.009439%
              # of loans                        0     0.000000%                    0     0.000000%               1     2.439024%

90+ Days      Balance                  385,759.92    12.508206%         1,169,457.69     4.548986%            0.00     0.000000%
              # of loans                        1    10.000000%                    2     3.225806%               0     0.000000%

Total         Balance                  385,759.92    12.508206%         1,860,234.79     7.235989%      321,216.05     2.009439%
              # of loans                        1    10.000000%                    4     6.451613%               1     2.439024%
---------------------------------------------------------------------------------------------------------------------------------

    Delinquency Information                                     Group 7                                      Total
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                            0.00                0.000000%            2,971,981.61         3.179138%
                  # of loans                            0                0.000000%                       9         3.000000%

60-89 Days        Balance                            0.00                0.000000%              811,684.66         0.868262%
                  # of loans                            0                0.000000%                       3         1.000000%

90+ Days          Balance                            0.00                0.000000%            1,867,291.42         1.997448%
                  # of loans                            0                0.000000%                       5         1.666667%

----------------------------                         -----------------------------            ------------------------------
Total             Balance                            0.00                0.000000%            5,650,957.69         6.044848%
                  # of loans                            0                0.000000%                      17         5.666667%
---------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

---------------------------------------------------------------------------------------------------------------------------------
    Foreclosure Information                     Group 1                            Group 2                      Group 3
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%           456,416.64     2.885279%           0.00     0.000000%
              # of loans                        0     0.000000%                    2     1.818182%              0     0.000000%

-------------------------                    ------------------           ------------------------            -----------------
Total         Balance                        0.00     0.000000%           456,416.64     2.885279%           0.00     0.000000%
              # of loans                        0     0.000000%                    2     1.818182%              0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------
    Foreclosure Information                     Group 4                            Group 5                      Group 6
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%           373,571.15     1.453127%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     1.612903%              0     0.000000%

-------------------------                    ------------------           ------------------------            -----------------
Total         Balance                        0.00     0.000000%           373,571.15     1.453127%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     1.612903%              0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------

    Foreclosure Information                                     Group 7                                      Total
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                            0.00                0.000000%                  0.00           0.000000%
                  # of loans                            0                0.000000%                     0           0.000000%

60-89 Days        Balance                            0.00                0.000000%                  0.00           0.000000%
                  # of loans                            0                0.000000%                     0           0.000000%

90+ Days          Balance                            0.00                0.000000%            829,987.79           0.887841%
                  # of loans                            0                0.000000%                     3           1.000000%

----------------------------                         -----------------------------            ------------------------------
Total             Balance                            0.00                0.000000%            829,987.79           0.887841%
                  # of loans                            0                0.000000%                     3           1.000000%
---------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

---------------------------------------------------------------------------------------------------------------------------------
    Bankruptcy Information                      Group 1                            Group 2                      Group 3
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

Total         Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                 `  0     0.000000%              0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------
    Bankruptcy Information                      Group 4                            Group 5                      Group 6
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%           367,309.16     1.428769%     429,154.67     2.684674%
              # of loans                        0     0.000000%                    1     0.000000%              1     0.000000%

-------------------------                    ------------------           ------------------------     ------------------------
Total         Balance                        0.00     0.000000%           367,309.16     1.428769%     429,154.67     2.684674%
              # of loans                        0     0.000000%                    1     0.000000%              1     0.000000%
---------------------------------------------------------------------------------------------------------------------------------

    Bankruptcy Information                                      Group 7                                      Total
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                            0.00                0.000000%                  0.00           0.000000%
                  # of loans                            0                0.000000%                     0           0.000000%

60-89 Days        Balance                            0.00                0.000000%                  0.00           0.000000%
                  # of loans                            0                0.000000%                     0           0.000000%

90+ Days          Balance                            0.00                0.000000%            796,463.83           0.851980%
                  # of loans                            0                0.000000%                     2           0.666667%
----------------------------                         -----------------------------            ------------------------------

Total             Balance                            0.00                0.000000%            796,463.83           0.851980%
                  # of loans                            0                0.000000%                     2           0.666667%
---------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318
---------------------------------------------------------------------------------------------------------------------------------
    REO Information                             Group 1                            Group 2                      Group 3
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%           168,503.01     1.065207%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     0.000000%              0     0.000000%

-------------------------                    ------------------           ------------------------           ------------------
Total         Balance                        0.00     0.000000%           168,503.01     1.065207%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     0.000000%              0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------
    REO Information                             Group 4                            Group 5                      Group 6
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

60-89 Days    Balance                        0.00     0.000000%                 0.00     0.000000%           0.00     0.000000%
              # of loans                        0     0.000000%                    0     0.000000%              0     0.000000%

90+ Days      Balance                        0.00     0.000000%           349,257.49     1.358551%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     0.000000%              0     0.000000%

-------------------------                    ------------------           ------------------------           -------------------
Total         Balance                        0.00     0.000000%           349,257.49     1.358551%           0.00     0.000000%
              # of loans                        0     0.000000%                    1     0.000000%              0     0.000000%
---------------------------------------------------------------------------------------------------------------------------------


    REO Information                                             Group 7                                      Total
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                                     0.00        0.000000%                    0.00           0.000000%
                  # of loans                                     0        0.000000%                       0           0.000000%

60-89 Days        Balance                                     0.00        0.000000%                    0.00           0.000000%
                  # of loans                                     0        0.000000%                       0           0.000000%

90+ Days          Balance                                     0.00        0.000000%              517,760.50           0.553850%
                  # of loans                                     0        0.000000%                       2           0.666667%
----------------------------                                  ---------------------              ------------------------------

Total             Balance                                     0.00        0.000000%              517,760.50           0.553850%
                  # of loans                                     0        0.000000%                       2           0.666667%
---------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318
-------------------------------------------------------------------------------------------------------------------------------
                                                Aggregate Book Value / Loss Info
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                              Group 1                   Group 2                      Group 3
                                                              -------                   -------                      -------
Book Value of all REO Loans                                      0.00                      0.00                         0.00
Percentage of Total Pool Balance                            0.000000%                 0.000000%                    0.000000%

Current Realized Losses                                          0.00                      0.00                         0.00
Additional (Gains)/Losses                                        0.00                      0.00                         0.00
Cumulative Losses                                                0.00                 85,661.08                         0.00
-------------------------------------------------------------------------------------------------------------------------------
                                                Aggregate Book Value / Loss Info
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                              Group 4                   Group 5                      Group 6
                                                              -------                   -------                      -------
Book Value of all REO Loans                                      0.00                      0.00                         0.00
Percentage of Total Pool Balance                            0.000000%                 0.000000%                    0.000000%

Current Realized Losses                                          0.00                     0.00                          0.00
Additional (Gains)/Losses                                        0.00                     0.00                  (  4,668.04)
Cumulative Losses                                                0.00                     0.00                    115,608.00
-------------------------------------------------------------------------------------------------------------------------------
                                                Aggregate Book Value / Loss Info
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Group 7
                                                                                                   -------
Book Value of all REO Loans                                                                           0.00
Percentage of Total Pool Balance                                                                 0.000000%

Current Realized Losses                                                                               0.00
Additional (Gains)/Losses                                                                             0.00
Cumulative Losses                                                                                     0.00
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                           Senior/Subordinate Allocation Percentages
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                          Group 1                        Group 2                     Group 3
                                                          -------                        -------                     -------
Senior Percentage                                  91.1044110253%                 95.5158861933%               89.6916265015%
Senior Prepayment Percentage                       91.1044110253%                 95.5158861933%               89.6916265015%

Subordinate Percentage                              8.8955889747%                  4.4841138067%               10.3083734985%
Subordinate Prepayment Percentage                   8.8955889747%                  4.4841138067%               10.3083734985%

-------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                          Group 4                         Group 5                        Group 6
                                                          -------                         -------                        -------
Senior Percentage                                  85.1205843719%                  89.4870818275%                 87.6845732335%
Senior Prepayment Percentage                       85.1205843719%                  89.4870818275%                 87.6845732335%

Subordinate Percentage                             14.8794156281%                  10.5129181725%                 12.3154267665%
Subordinate Prepayment Percentage                  14.8794156281%                  10.5129181725%                 12.3154267665%
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Group 7
                                                                                                      -------
Senior Percentage                                                                              89.2919194066%
Senior Prepayment Percentage                                                                   89.2919194066%

Subordinate Percentage                                                                         10.7080805934%
Subordinate Prepayment Percentage                                                              10.7080805934%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  Credit Enhancement Information
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Protection                                                           Original                                 Current
----------                                                           --------                                 -------
Bankruptcy Loss                                                          0.00                                    0.00
Bankruptcy Percentage                                               0.000000%                               0.000000%
Credit/Fraud Loss                                                        0.00                            7,183,196.82
Credit/Fraud Loss Percentage                                        0.000000%                               7.683889%
Special Hazard Loss                                                      0.00                                    0.00
Special Hazard Loss Percentage                                      0.000000%                               0.000000%

----------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

---------------------------------------------------------------------------------------------------------------------------
                                                 Class Subordination Levels
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Class                                                     Original                                         Current
-----                                                     --------                                         -------
Class A                                             682,404,100.00                                   74,948,485.77
Class A Percentage                                      95.000056%                                      80.172641%

Class M                                              10,416,000.00                                    5,423,058.52
Class M Percentage                                       1.450051%                                       5.801063%

Class B1                                              8,979,000.00                                    4,674,888.87
Class B1 Percentage                                      1.250001%                                       5.000744%

Class B2                                              7,183,000.00                                    3,739,806.96
Class B2 Percentage                                      0.999973%                                       4.000484%

Class B3                                              4,669,000.00                                    2,430,900.56
Class B3 Percentage                                      0.649989%                                       2.600342%

Class B4                                              1,796,000.00                                      935,081.90
Class B4 Percentage                                      0.250028%                                       1.000260%

Class B5                                              2,872,582.06                                    1,331,645.44
Class B5 Percentage                                      0.399903%                                       1.424465%

---------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318


                 ------------------------------------------------------------------------------------
                         Certificate Account - Deposits
                 ------------------------------------------------------------------------------------
                   Beginning Balance                                                     13,112.64

                   Payments of Interest and Principal                                 6,178,928.44
                   Liquidation Proceeds                                                       0.00
                   All Other Proceeds                                                         0.00
                   Other Amounts                                                              0.00
                                                                                      ------------
                   Total Deposits                                                     6,178,928.44
                 ------------------------------------------------------------------------------------
                         Certificate Account - Withdrawals

                   Reimbursement of Servicer Advances                                         0.00
                   Payment of Master Servicer Fees                                       11,323.86
                   Payment of Sub Servicer Fees                                           1,369.81
                   Payment of Other Fees                                                      0.00
                   Payment of Insurance Premium(s)                                            0.00
                   Payment of Personal Mortgage Insurance                                 1,369.81
                   Other Permitted Withdrawals per the PSA                                    0.00
                   Payment of Principal and Interest                                  6,170,902.81
                                                                                      ------------

                   Total Withdrawals                                                  6,184,966.29
                   Ending Balance                                                         8,444.60
                 ------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

------------------------------------------------------------------------------------------------------------------------------
                                                 Compensating Interest Detail
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


Total Gross Prepayment Interest Shortfall                                                                   12,940.26
Compensation for Gross PPIS from Servicing Fees                                                             11,323.86

Total Net PPIS (Non-Supported PPIS)                                                                         1,616.40

------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2002-HYB2
Associate: AnnMarie Cassano
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                      Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Group                 Loan ID                Liquidation Balance          Liquidation Proceeds                 Realized Loss
-----                 -------                -------------------          --------------------                 -------------

Group 1
                        N/A

Group 2
                        N/A

Group 3
                        N/A

Group 4
                        N/A

Group 5
                        N/A

Group 6
                        N/A

Group 7
                        N/A

----------------------------------------------------------------------------------------------------------------------------------